The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)2
Registration No. 333-135780

Subject to Completion

Preliminary Prospectus Supplement dated December 6, 2007

PROSPECTUS SUPPLEMENT

(To prospectus dated July 14, 2006)

$

        % Senior Notes due

We will pay interest on the notes on                      and                      of each year, beginning on                     , 2008. The notes will mature on                     ,             . We may redeem some or all of the notes at any time by paying a “make-whole” premium as described in this prospectus supplement.

The notes will be unsecured obligations and will rank equally with our existing and future unsecured senior indebtedness. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in our notes involves risks that are described in the “Supplemental Risk Factors” section beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

	Per Note	Total
Public offering price (1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)	Plus accrued interest from December , 2007, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company, and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A., on or about December     , 2007.

Joint Book-Running Managers

Merrill Lynch & Co.	JPMorgan	UBS Investment Bank

The date of this prospectus supplement is December     , 2007.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” and “Danaher” refer to Danaher Corporation and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

ii

FORWARD-LOOKING INFORMATION

Certain information and statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus are “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: projections of revenue, margins, expenses, tax provisions (or reversals of tax provisions), earnings or losses from operations, cash flows, liquidity position, pension and benefit obligations and funding requirements, synergies, cost-control activities, cost savings or other financial items; plans, strategies and objectives of management for future operations, including statements relating to the Company’s stock repurchase program, potential acquisitions and executive compensation; trends, seasonality, growth or decline in the markets we sell into, future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we believe or anticipate will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions. These statements are based on assumptions and assessments made by the Company’s management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	We face intense competition and if we are unable to compete effectively, we may face decreased demand or price reductions for our products.

•

Technologies, product offerings and customer requirements in many of our markets change rapidly. If we fail to keep up with these changes, we may not be able to meet our customers’ needs and demand for our products may decline. If we pursue technologies that do not become commercially accepted, customers may not buy our products or use our services.

•

Our acquisition of businesses could negatively impact our profitability and return on invested capital. Conversely, any inability to consummate acquisitions at our prior rate could negatively impact our growth rate.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and may result in unexpected liabilities.

•	The resolution of contingent liabilities from businesses that we have sold could adversely affect our results of operations and financial condition.

•	Our success depends on our ability to maintain and protect our intellectual property and avoid claims of infringement or misuse of third party intellectual property.

•	We are subject to a variety of litigation in the course of our business that could adversely affect our results of operations and financial condition.

•	Our operations expose us to the risk of environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations and reputation.

•	Our businesses are subject to extensive governmental regulation; failure to comply with those regulations could adversely affect our results of operations, financial condition and reputation.

•	Our reputation and our ability to do business may be impaired by improper conduct by any of our employees, agents or business partners.

•	Adverse changes in our relationships with, or the financial condition or performance of, key distributors, resellers and other channel partners could adversely affect our results of operations.

•	Any inability to hire, train and retain a sufficient number of skilled officers and other employees could impede our ability to compete successfully.

•	Cyclical economic conditions have affected and may continue to adversely affect our financial condition and results of operations.

•	Changes in governmental regulations may reduce demand for our products or increase our expenses.

•	Foreign currency exchange rates and commodity prices may adversely affect our results of operations and financial condition.

•

If we cannot obtain sufficient quantities of materials, components and equipment required for our manufacturing activities at competitive prices and quality and on a timely basis, or if our manufacturing capacity does not meet demand, our business and financial results will suffer.

•

Work stoppages, union and works council campaigns, labor disputes and other matters associated with our labor force could adversely impact our results of operations and cause us to incur incremental costs.

•	International economic, political, legal, accounting and business factors could negatively affect our results of operations, cash flows and financial condition.

•	Audits by tax authorities could result in additional tax payments for prior periods.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our operating results.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. These forward-looking statements speak only as of the date of the document in which they are made. The Company does not intend to update any forward-looking statement, all of which are expressly qualified by the foregoing. See Part I — Item 1A of Danaher’s Annual Report on Form 10-K for the year ended December 31, 2006, for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Danaher Corporation

Overview

We derive our sales from the design, manufacture and marketing of professional, medical, industrial and consumer products, which are typically characterized by strong brand names, proprietary technology and major market positions. Our business consists of four segments: Professional Instrumentation, Medical Technologies, Industrial Technologies and Tools & Components.

We strive to create shareholder value through:

•	delivering sales growth, excluding the impact of acquired businesses, in excess of the overall market growth for our products and services;

•	upper quartile financial performance when compared against peer companies; and

•	upper quartile cash flow generation from operations when compared against peer companies.

To accomplish these goals, the Company uses a set of tools and processes, known as the Danaher Business System (“DBS”), which are designed to continuously improve business performance in critical areas of quality, delivery, cost and innovation. Within the DBS framework, the Company also pursues a number of ongoing strategic initiatives intended to improve its operational performance, including global sourcing and innovative product development. The Company also acquires businesses that it believes can help it achieve the objectives described above, and believes that many acquisition opportunities remain available within its target markets. The Company will acquire businesses when they strategically fit with existing operations or when they are of such a nature and size as to establish a new strategic line of business. The extent to which appropriate acquisitions are made and effectively integrated can affect the Company’s overall growth and operating results. The Company also continually assesses the strategic fit of its existing businesses and may divest businesses that are not deemed to strategically fit with its ongoing operations or are not achieving the desired return on investment.

Recent Developments

On October 14, 2007, we, an indirect, wholly-owned subsidiary of ours and Tektronix, Inc. entered into a definitive agreement pursuant to which our subsidiary made a cash tender offer to acquire all of the outstanding shares of common stock of Tektronix for $38.00 per share, for an aggregate price of approximately $2.8 billion, including transaction costs and net of cash acquired. We acquired more than 90% of the outstanding shares of Tektronix during the tender offer and subsequent offer period and on November 21, 2007 we merged our indirect, wholly-owned subsidiary into Tektronix pursuant to a short-form merger (the tender offer and subsequent merger are referred to as the “Merger”). As a result, Tektronix has become an indirect, wholly-owned subsidiary of Danaher.

The closing of the Merger and the cessation of trading of Tektronix’s common stock on the New York Stock Exchange are each a “fundamental change” under the terms of the indenture governing Tektronix’s $345 million aggregate principal amount 1.625% Senior Convertible Notes due 2012. The fundamental change provision entitles the noteholders to convert their notes into $1,064.93 in cash per $1,000.00 of outstanding principal amount, plus accrued but unpaid interest, as set forth in the indenture governing such notes.

On November 7, 2007, we completed the public offering of 6,900,000 shares of our common stock (par value $0.01 per share) at a price to the public of $82.25 per share. The net proceeds, after expenses and the underwriters’ discount, were approximately $549.8 million which were used to partially fund the Merger.

In connection with the financing of the Merger, on November 13, 2007, we and certain of our subsidiaries entered into a $1.9 billion revolving bridge loan facility. Together with our pre-existing $1.5 billion credit facility, this increased our aggregate credit facilities to $3.4 billion. The aggregate amount of our revolving bridge loan facility, and therefore our aggregate credit facilities, will be reduced by the amount of the net cash proceeds of this offering. In addition, concurrently with entering into the revolving bridge loan facility, we increased the size of our U.S. commercial paper program such that the principal amount of outstanding unsecured commercial paper notes under our global commercial paper program may not exceed $3.4 billion. Our credit facilities are primarily intended to provide credit support for the global commercial paper program, but may also be drawn down for working capital and other general corporate purposes. We funded the purchase price of the Tektronix acquisition with proceeds from the issuance of commercial paper borrowings and the November 2007 equity offering, and to a lesser extent from available cash. As of the date of this prospectus supplement, we have not drawn any funds available under any of our outstanding credit facilities.

Our principal executive offices are located at 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006-1813. Our telephone number is (202) 828-0850.

THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus.

Issuer	Danaher Corporation

Notes offered	$ aggregate principal amount of % senior notes due

Maturity	,

Interest payment dates	and , beginning on , 2008

Ranking	The notes will be unsecured and rank equally with our existing and future senior unsecured indebtedness and senior to our existing and future subordinated indebtedness. The notes will also be effectively subordinated to our existing and future secured indebtedness as to the assets securing such indebtedness and structurally subordinated to the existing and future indebtedness and any other liabilities of our subsidiaries. See “Supplemental Risk Factors” in this prospectus supplement.

Optional redemption	We may redeem some or all of the notes at any time by paying a “make-whole” premium as described in this prospectus supplement.

Change of control	When a change of control triggering event (as defined herein) occurs, each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest.

Use of proceeds	We estimate that the net proceeds from the offering, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, will be approximately $ million. We intend to use these proceeds to repay a portion of our outstanding commercial paper and for general corporate purposes.

Risk factors	See “Supplemental Risk Factors” included in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in the notes.

SUPPLEMENTAL RISK FACTORS

You should carefully consider the supplemental risks described below in addition to the risks described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K, filed on March 1, 2007, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. You could lose part or all of your investment.

We have outstanding indebtedness, and our indebtedness may increase if we issue additional debt securities and do not retire existing debt.

We have outstanding debt and other financial obligations and significant unused borrowing capacity. As of September 28, 2007, after giving pro forma effect to this offering and the application of net proceeds therefrom, the common stock offering we completed in November 2007 and the application of net proceeds therefrom, and the commercial paper we issued to finance part of the Merger, we would have had $             billion of debt on a consolidated basis. Our debt level and related debt service obligations could have important consequences. For example, they could:

•	require us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes;

•	reduce our flexibility in planning for or reacting to changes in our business and market conditions; and

•	expose us to interest rate risk since a portion of our debt obligations are at variable rates.

We may incur significantly more debt in the future. If we add new debt, the risks described above could increase.

There are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture.

There are no financial covenants in the indenture. However, there are financial covenants in the agreements governing our outstanding credit facilities and there may be financial covenants in the agreements governing our future indebtedness. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” included in the accompanying prospectus.

The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the notes will be obligations exclusively of Danaher Corporation and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

We may not be able to repurchase all of the notes upon a change of control triggering event.

As described under “Description of Notes — Change of Control,” we will be required to offer to repurchase the notes upon the occurrence of a change of control triggering event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash.

An active trading market for the notes may not develop.

The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at any price or at their fair market value.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $         million, after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from this offering to repay a portion of our outstanding commercial paper and for general corporate purposes, which may include refinancing of debt, acquisitions, working capital, share repurchases and capital expenditures. As of November 30, 2007, we had $2.5 billion of commercial paper outstanding with a weighted average interest rate of 4.66%. Pending any specific application, we may initially invest funds in cash equivalents and short-term marketable securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 28, 2007 on an actual basis; on an as adjusted basis to give effect to the increase of our commercial paper borrowings and our November 7, 2007 issuance of common stock in connection with the financing of the Merger; and on an as adjusted basis to give effect to the preceding adjustments and the sale of the securities in this offering and the application of the net proceeds therefrom as described under “Use of Proceeds.” You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. The as adjusted information may not reflect our cash, short-term debt and capitalization in the future.

	September 28, 2007
(Dollar amounts in millions)	Actual	As Adjusted for the financing of the Merger	As Adjusted for the financing of the Merger and for this Offering
Cash and cash equivalents	$209	$209	$

Euro-denominated commercial paper (€149 million at September 28, 2007)	213	586		586
U.S. dollar-denominated commercial paper	85	1,850
4.5% guaranteed Eurobond notes due July 22, 2013 (€500 million)	713	713		713
Zero coupon Liquid Yield Option Notes due 2021	604	604		604
6.1% notes due October 2008	250	250		250
% notes due offered hereby	—	—
Other borrowings	82	82		82

Total	1,947	4,085
Less–currently payable	20	20		20

Long-term debt	1,927	4,065

Total debt	1,947	4,085
Total stockholders’ equity	8,053	8,603

Total capitalization	$10,000	$12,688	$

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as “debt securities”) supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. In this section “Description of Notes,” the terms “we,” “our,” “us,” “the Company” and “Danaher” refer to Danaher Corporation only.

General

The notes will be issued under an indenture to be entered into between us and The Bank of New York Trust Company, N.A., as trustee, as supplemented by a supplemental indenture to be entered into between us and The Bank of New York Trust Company, N.A., as trustee (together, the “Senior Indenture”). You may request a copy of the Senior Indenture and the form of notes from the trustee.

We will issue the notes of each series in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereafter. We do not intend to apply for the listing of the notes on a national securities exchange or for quotation of the notes on any automated dealer quotation system.

The following statements relating to the notes and the Senior Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the form of notes and the Senior Indenture, to which reference is hereby made. Certain provisions of the Senior Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Senior Indenture in both this prospectus supplement and the accompanying prospectus, as well as the form of notes and the Senior Indenture.

The notes will be our unsecured senior obligations. The notes will also be effectively subordinated to our existing and future secured indebtedness as to the assets securing such indebtedness and structurally subordinated to the existing and future indebtedness and any other liabilities of our subsidiaries. The cover page of this prospectus supplement sets forth the maturity date, the aggregate principal amount and the interest rate of the notes. The notes will bear interest from the date of issuance, payable semiannually on each              and             , beginning on             , 2008, to the persons in whose names the notes are registered at the close of business on the 15th calendar day immediately preceding each interest payment date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests (as described below) are expected to be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time.

If an interest payment date for the notes falls on a date that is not a business day (as defined below), then interest will be paid on the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date. If a redemption date or the maturity date for any note falls on a date that is not a business day, the related payments of principal, premium, if any, and interest may be made on the next succeeding business day, and no additional interest will accumulate on the amount payable for the period from and after the redemption date or maturity date.

“Business day,” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

The notes of each series will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to the greater of:

(i) 100% of the principal amount of the notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus              basis points, plus in each case accrued interest thereon to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the Senior Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

Change of Control

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).

The notice will, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than our Company or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture) (other than our Company or one of our subsidiaries); or (3) the first day on which a majority of the members of our Board of Directors are not continuing directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Continuing directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the indenture. See “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” and “Description of Debt Securities—Satisfaction and Discharge of the Indentures” in the accompanying prospectus.

Book-Entry System

The certificates representing the notes of each series will be issued in the form of one or more fully registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities—Denomination, Form, Registration and Transfer” in the accompanying prospectus.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

Concerning the Trustee

The Bank of New York Trust Company, N.A. will be the trustee under the Senior Indenture. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business.

Governing Law

The Senior Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING

We intend to offer the notes through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
J.P. Morgan Securities Inc.
UBS Securities LLC

Total	$

The underwriters have agreed to purchase all of the notes sold under the purchase agreement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus, and to dealers at that price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (or, individually, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (or the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that (i) no such offer of Notes shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive, and (ii) any legal or natural person to whom the offer is made in compliance with the above (or a Permitted Investor) is acquiring the notes either for its own account and not with a view to the notes being resold or placed within any Relevant Member State other than to other Permitted Investors or for the account of other Permitted Investors, or (iii) for the account of other persons or entities for whom it makes investment decisions on a wholly discretionary basis.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•

it has not made and will not make an offer of the notes to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes and the offer that has been approved by the UK

Financial Services Authority (or FSA) or, where appropriate, approved in another Member State and notified to the FSA, all in accordance with the Prospectus Directive, except that it may make an offer of the notes to persons who fall within the definition of “qualified investor” as that term is defined in Section 86 (7) of the UK Financial Services and Markets Act 2000, as amended (or FSMA), or otherwise in circumstances which do not result in an offer of transferable securities to the public in the United Kingdom within the meaning of FSMA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of FSMA does not apply to it; and

•

it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from, having an effect in or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust

(where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

People’s Republic of China

Each underwriter has represented and agreed that neither it nor any of its affiliates has offered or sold or will offer or sell any of the offered notes in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”) as part of the initial distribution of the offered notes.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC to any person to whom it is unlawful to make the offer or solicitation in the PRC.

We do not represent that this prospectus may be lawfully distributed, or that any offered notes may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by us which would permit a public offering of any offered notes or distribution of this document in the PRC. Accordingly, the notes are not being offered or sold within the PRC by means of this prospectus or any other document. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.

Republic of Korea

Each underwriter has represented and agreed that offered notes have not been and will not be offered, delivered or sold directly or indirectly in Korea or to any resident of Korea or to others for re-offering or resale directly or indirectly in Korea or to any resident of Korea except as otherwise permitted under applicable Korean laws and regulations. Each underwriter will undertake to ensure that any securities dealer to which it sells offered notes confirms that it is purchasing such offered notes as principal and agrees with such underwriter that it will comply with the restrictions described above.

Other Relationships

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, the underwriters or their respective affiliates have been or are lenders under one or more of our credit facilities.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Weil, Gotshal & Manges LLP advised the underwriters in connection with the offering of the notes.

PROSPECTUS

Danaher Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

Purchase Contracts

Units

Danaher Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in one or more supplements to this prospectus. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “DHR”.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and its consolidated subsidiaries.

FORWARD-LOOKING INFORMATION

Certain information included or incorporated by reference in this prospectus, any prospectus supplement or other documents filed with the SEC may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows, pension and benefit obligations and funding requirements, synergies or other financial items; plans, strategies and objectives of management for future operations, including statements relating to the Company’s stock repurchase program or potential acquisitions; developments, performance or industry or market rankings relating to products or services; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that Danaher intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by Danaher’s management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which are incorporated into this prospectus by reference, as well as the following risks and uncertainties:

•	We face intense competition and if we are unable to compete effectively, we may face decreased demand or price reductions for our products.

•

Technologies, product offerings and customer requirements in many of our markets change rapidly. If we fail to keep up with these changes, we may not be able to meet our customers’ needs and demand for our products may decline.

•

Our acquisition of businesses could negatively impact our profitability and return on invested capital. Conversely, any inability to consummate acquisitions at our prior rate could negatively impact our growth rate.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and may result in unexpected liabilities.

•	The resolution of contingent liabilities from businesses that we have sold could adversely affect our results of operations and financial condition.

•	Our success depends on our ability to maintain and protect our intellectual property and avoid claims of infringement or misuse of third party intellectual property.

•	We are subject to a variety of litigation in the course of our business that could adversely affect our results of operations and financial condition.

•	Our operations expose us to the risk of environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations and reputation.

•	Our businesses are subject to extensive governmental regulation; failure to comply with those regulations could adversely affect our results of operations, financial condition and reputation.

•	Our reputation and our ability to do business may be impaired by improper conduct by any of our employees, agents or business partners.

•	Cyclical economic conditions have affected and may continue to adversely affect our financial condition and results of operations.

•	Foreign currency exchange rates and commodity prices may adversely affect our results of operations and financial condition.

•

If we cannot obtain sufficient quantities of materials, components and equipment required for our manufacturing activities at competitive prices and quality and on a timely basis, or if our manufacturing capacity does not meet demand, our business and financial results will suffer.

•

Work stoppages, union and works council campaigns, labor disputes and other matters associated with our labor force could adversely impact our results of operations and cause us to incur incremental costs.

•	International economic, political, legal, accounting and business factors could negatively affect our results of operations, cash flows and financial condition.

•	Audits by tax authorities could result in additional tax payments for prior periods.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our operating results.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. We undertake no obligation to update any forward-looking statement, all of which are expressly qualified by the foregoing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Danaher, who file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.danaher.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Danaher, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Danaher has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Danaher and its financial condition.

Danaher SEC Filings (File No. 1-08089)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2005
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2006
Current Reports on Form 8-K	Filed on March 1, March 10, April 12, April 26, May 11 and May 22, 2006
The description of Danaher common stock as set forth in its Registration Statement on Form 8-B, including all amendments and reports filed for the purpose of updating such description	Filed on November 3, 1986

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Danaher Corporation

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006-1813

Attention: Investor Relations

(202) 828-0850

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

DANAHER CORPORATION

Danaher Corporation derives its sales from the design, manufacture and marketing of industrial and consumer products, which are typically characterized by strong brand names, proprietary technology and major market positions in three business segments: Professional Instrumentation, Industrial Technologies, and Tools & Components.

Danaher Corporation was incorporated in the State of Delaware on October 3, 1986, and our principal executive offices are located at 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006- 1813. Our telephone number is (202) 828-0850.

For additional information concerning Danaher, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or “free writing prospectus”, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of debt or other corporate obligations;

•	acquisitions;

•	capital expenditures;

•	share repurchases and dividends; and

•	working capital.

Pending any specific application, we may initially invest funds in short- term marketable securities or apply them to the reduction of short-term indebtedness. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this “Description of Debt Securities,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and the same or another trustee. A form of the senior indenture is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated indenture is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. We refer to the “senior indenture” and the “subordinated indenture” as the “indentures” or the “indenture,” as applicable.

The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See “—Covenants in the Senior Indenture” below.

The debt securities will be unsecured obligations of Danaher. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	any limit on the aggregate principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•

if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•

if the debt securities will be issued only in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•

any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Senior Debt Securities

Senior debt securities will be issued under the senior indenture. Payment of the principal of, premium, if any, and interest on senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Danaher or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.

If we default in the payment of any principal of, premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal, premium, if any, or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for thirty days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the security in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series pursuant to the applicable supplement.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•

holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•

the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.

The indentures will require us every year to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officer’s certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance And Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•

legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or

•

covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•

with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•

the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•

such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;

•

if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;

•

with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

•

to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of or extend the time for payment of interest on any debt security or reduce the amount of any interest payment to be made with respect to any debt security;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or

•

generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture, in each case to the extent such action does not adversely affect the interests of any holders of debt securities of any series in any material respect;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•

with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

•	to establish the form or terms of debt securities and coupons of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants

In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and except as may be otherwise set forth in the accompanying prospectus supplement, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

•

deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

•

maintain the existence, rights and franchises of us and our significant subsidiaries, except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and

•

pay, and cause our significant subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Covenants in the Senior Indenture

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

Limitation on Secured Debt

Unless otherwise provided in the applicable prospectus supplement, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•

purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•

mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•

security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal

Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•

security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•

any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations which are not yet due or which are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

The senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•

we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•

an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of

Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Certain Definitions

Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.

The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•

the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights

We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

Denomination, Form, Registration and Transfer

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. Except as may be provided otherwise in the applicable prospectus supplement, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000. Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement

We may from time to time issue debt securities in certificated form. This means that holders of debt securities in registered form will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange certificates representing debt securities in registered form without service charge, but we may require that you pay the amount of any applicable tax or other governmental charge. You can make this transfer or exchange at the trustee’s corporate trust office or at any other office we maintain for such purposes. If we elect to or are required to redeem debt securities of a particular series in part, we will not be required to:

•	issue, register the transfer of or exchange any debt securities of that series for a period of 15 days before the first mailing of the notice of redemption or exchange; or

•	register the transfer of or exchange any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.

As a general rule, however, we will issue debt securities in book-entry form. This means that one or more permanent global certificates registered in the name of a depositary, or a nominee of the depositary, will represent the debt securities. Each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Generally, unless otherwise specified in the applicable supplemental indenture, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency under the Securities Exchange Act of 1934, as amended, if required to be so registered by law; or

•	there shall have occurred and be continuing an event of default with respect to such global security.

Unless and until it is exchanged in whole or in part for debt securities that are in certificated form as permitted under the indenture, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company, or “DTC,” will act as global security depositary for any global securities. The following description of the operations and procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Danaher nor the trustee takes any responsibility for these operations and procedures, and you are urged to contact the applicable system or its participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of participants. The Direct Participants include securities brokers and dealers (including banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream). Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the “Indirect Participants”).

DTC has advised us that, pursuant to DTC’s procedures, DTC will maintain records of the ownership interests of the Direct Participants in any global securities and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in any global securities we may issue. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in any global securities.

Investors in any global securities may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. Morgan Guaranty Trust Company of New York, Brussels office, is the operator and depositary of Euroclear, and Citibank, N.A. is the operator and depositary of Clearstream (each a “Nominee” of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests or, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any global securities, including those of customers’ securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

The laws of some states in the U.S. require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global security to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a global security to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

Except as may be described in any applicable prospectus supplement, owners of beneficial interests in global securities we may issue will not have securities registered in their names, will not receive physical delivery of securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

Danaher and the trustee will treat the persons in whose names the securities are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the securities. Payments in respect of the principal, premium, if any, and interest on, global securities registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the applicable indenture. Consequently, neither Danaher, the trustee nor any of Danaher’s or the trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any global security or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to debt securities is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participants’ respective ownership interests in the global securities as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of such securities will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee or Danaher. Neither Danaher nor the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the global securities we may issue, and Danaher and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee as the registered owner of such global securities for all purposes.

The global securities we issue will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the securities through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold beneficial interests in the global securities through Euroclear or Clearstream, or the other hand, will be effected by Euroclear’s or Clearstream’s respective Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and UK time for Clearstream). Indirect Participants who hold beneficial interests in the global securities through Euroclear and Clearstream may not deliver instructions directly to Euroclear’s or Clearstream’s Nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear’s or Clearstream’s behalf in the relevant global security in DTC and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences, the securities accounts of an Indirect Participant who holds a beneficial interest in the global securities through Euroclear or Clearstream purchasing an interest in a global security from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream, during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a global security to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of securities represented by a global security only at the direction of one or more Direct Participants to whose account interests in the global securities are credited and only in respect of such portion of the aggregate principal amount or other denominated amount of the security to which such Direct Participant or Direct Participants has or have given direction. However, if there is an event of default under the securities represented by the global securities, DTC reserves the right to exchange global securities (without the direction of one or more of its Direct Participants) for legended securities in certificated form and to distribute such certificated forms of such securities to its Direct Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures and such procedures may be discontinued at any time. Neither Danaher nor the trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Our Debt Trustee

Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us, and may from time to time have lender or other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law and our certificate of incorporation, as amended, and bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the certificate of incorporation and bylaws. See “Where You Can Find More Information.”

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value. As of June 30, 2006, we had 307,331,530 shares of our common stock outstanding and no shares of preferred stock outstanding. The holders of a majority of voting stock may increase or decrease the number of authorized shares of any class.

Common Stock

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote. Holders of our common stock do not have cumulative voting rights. As a result, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 15,000,000 shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

Your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Our certificate of incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203.

Special Charter Provisions

Our certificate of incorporation divides our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, must be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Computershare Investor Services, LLC serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “DHR”.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt or equity securities. We may issue warrants independently or together with any offered securities and the warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the currency or currencies in which the stock warrants are exercisable;

•	the terms of any mandatory or optional redemption or call provisions;

•	the identity of the warrant agent;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

Until the exercise of their warrants for debt or equity securities, holders of warrants will not have rights as a holder of the debt or equity securities, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. The applicable prospectus supplement will describe the terms of any depositary shares.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the purchase contracts or units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or units, which will be filed with the SEC each time we issue purchase contracts or units. Material United States federal income tax considerations applicable to the units and the purchase contracts will also be discussed in the applicable prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•

persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the relevant prospectus supplement or any pricing supplement, for that offering.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of a note or share, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (i.e., less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities is the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term to maturity of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period generally is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:

•

if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•

if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period; and

•	if all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held of record by persons other than corporations and other exempt holders.

Short-Term Debt Securities. In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury Regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date and (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap), a minimum numerical limitation (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect the yield on the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury Regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury Regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury Regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities. We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year, will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder generally would be treated as interest income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent of any prior interest inclusions in respect of the contingent payment debt securities that have not previously been reversed. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury Regulations will be more fully described in the relevant prospectus supplement or any applicable pricing supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the relevant prospectus supplement and any applicable pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue and other than short-term debt securities) for an amount that is less than all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest or, in the case of OID debt securities, that is less than their “revised issue price,” the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. The “revised issue price” of OID debt securities generally is the issue price of the debt securities plus the total amount of OID included in income with respect to the debt securities before they were purchased by the U.S. Holder (determined without regard to reductions for any acquisition premium paid by earlier holders, as discussed below). Under the market discount rules, a U.S. Holder generally will be required to treat any principal payments received in respect of the debt securities, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis over the remaining term of the debt securities or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred or continued to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For this purpose, the “adjusted issue price” of the debt securities is their issue price plus the total amount of OID included in income with respect to the debt securities before they were acquired by the U.S. Holder. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID (including OID accrued in the tax year of the disposition) or market discount previously included in gross income by the U.S. Holder and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a U.S. Holder who is not required to accrue such interest prior to its receipt, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

A U.S. Holder who is required, under its method of accounting, to accrue interest on foreign currency debt securities prior to the receipt of the interest payment will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect for such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities by making payment in the relevant foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, or that are denominated in multiple currencies. Prospective investors should carefully examine the relevant prospectus supplement and any pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Treasury Regulations dealing with the disclosure of certain “reportable transactions” could apply to investments in debt securities in some circumstances. For example, under the Treasury Regulations, a sale, retirement or other taxable disposition of foreign currency debt securities would be subject to disclosure requirements if such sale, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Prospective investors in foreign currency debt securities should consult their own tax advisors to determine the disclosure obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Common and Preferred Stock

Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under the caption “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under the caption “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common or preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the

U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from a redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of principal, interest (including OID, if any) and premium on the debt securities by Danaher or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Danaher entitled to vote;

•

the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Danaher through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code;

•

the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the Treasury Regulations thereunder; and

•	the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the beneficial owner and furnishes the withholding agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common and Preferred Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, Internal Revenue Service Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund or credit of any amounts withheld in excess of that rate by filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S.

Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, Internal Revenue Service Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter holding period for the common or preferred stock) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Holders—Redemption of Common or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement, and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder will be subject to information reporting requirements with respect to (i) principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, Danaher or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that Danaher or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and Danaher or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

PLAN OF DISTRIBUTION

General

Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time.

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our stockholders; or

•	through a combination of any such methods of sale.

We may also issue the securities as a dividend or distribution to our stockholders.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our stockholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or the selling securityholders in the ordinary course of business.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Washington, D.C.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$

        % Senior Notes due

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

JPMorgan

UBS Investment Bank

December     , 2007